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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: May 13, 1996
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                          Lowrance Electronics, Inc.
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            (Exact name of Registrant as specified in its charter)



         Delaware                   0-15240               440624411
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(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)        Identification No.)



                            12000 East Skelly Drive
                                Tulsa, Oklahoma                       74128
                   ----------------------------------------         ----------
                   (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code:  (918) 437-6881
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                           LOWRANCE ELECTRONICS, INC.

                                F O R M   8 - K

                                 CURRENT REPORT
                    For the Event Occurring on May 13, 1996



Item 1.   Changes in Control of Registrant.
------    --------------------------------

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
------    ------------------------------------

          Not applicable.

Item 3.   Bankruptcy or Receivership.
------    --------------------------

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
------    ---------------------------------------------

          Not applicable.

Item 5.   Other Events - Legal Proceeding.
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          On May 13, 1996, the Company issued 70,000 shares of Series "A"
          Preferred Stock in a private placement to the five key officers (Darrell J. Lowrance, President and Chief Executive Officer, 20,000 shares; Ronald G. Weber, Executive Vice President of Technology and Engineering, 20,000 shares; Steven L. Schneider, Senior Vice President of Sales and Marketing, 10,000 shares; Terry R. Nimmo, Vice President of Manufacturing and Materials, 10,000 shares; and Mark C. Wilmoth, Vice President of Finance and Treasurer, 10,000 shares) of the Company. The Series "A" Preferred Stock is a nonvoting stock paying a noncumulative dividend of 2 1/2c per share. Each share of Series "A"

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          Preferred Stock is convertible into five shares of the Company's
          Common Stock at a cash purchase price of $5.00 per share of Common Stock, but only if (i) the Chief Executive Officer of the Company sells in excess of 30 percent of his Common Stock of the Company or
          (ii) the Company sells substantially all of its assets and operations to a third party. The Series "A" Preferred Stock has been issued for a term of ten years for a purchase price of $6.88 per share. The Company financed the total purchase price of $481,250 for the five key officers of the Company pursuant to Promissory Notes bearing interest at Chase prime and Security Agreements where all of such Series "A" Preferred Stock is pledged to the Company to secure the Promissory Notes. In the event the Series "A" Preferred Stock is not converted within the ten year term, the holder is required to surrender the Series "A" Preferred Stock for cancellation by the Company in exchange for the Company forgiving the principal amount of the Promissory Note. If any of the key employees terminate their employment with the Company for any reason, except death, they immediately forfeit ownership rights to the Series "A" Preferred Stock which is immediately surrendered to the Company for cancellation in exchange for cancellation of the principal amount owing on the Promissory Note, provided all accrued interest on the Promissory Note is paid to the date of the key employee's termination.

Item 6.   Resignations of Registrant's Directors.
          --------------------------------------

          Not applicable.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          A copy of the Certificate of Designation of Preferences, Rights and Limitations of the Lowrance Electronics, Inc. Series "A" Preferred Stock is attached hereto as Exhibit "A."

Item 8.   Change in Fiscal Year.
------    ---------------------

          Not applicable.

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                                   SIGNATURES
                                   ----------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 LOWRANCE ELECTRONICS, INC.



                                 By:  /s/ Darrell J. Lowrance
                                     -------------------------------
Date:   May 20, 1996                 President and Chief
                                     Executive Officer

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